UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

Ladenburg Thalmann Financial Services Inc. (“LTFS”) previously filed a Current Report on Form 8-K dated August 31, 2018 (the “Current Report”) with the Securities and Exchange Commission on September 7, 2018 to report the acquisition (the “LTAIS Kestler Acquisition”) by Ladenburg Thalmann Annuity Insurance Services LLC (“LTAIS”), a wholly-owned subsidiary of LTFS, of certain assets of the insurance distribution business of Kestler Financial Group, Inc. (“Kestler”). On October 31, 2018 (the “Closing Date”), Securities America Financial Corporation (“SAFC”), a wholly-owned subsidiary of LTFS, acquired certain assets of Kestler’s brokerage and advisory business (the “SAFC Kestler Acquisition” and, together with the LTAIS Kestler Acquisition, the “Kestler Acquisitions”). The purpose of this amendment to the Current Report is to include (i) the information required under Item 2.01, since the SAFC Kestler Acquisition may be deemed to be the acquisition of a business related to the assets acquired pursuant to the LTAIS Kestler Acquisition and (ii) the financial statements and pro forma financial information relating to the Kestler Acquisitions required under Item 9.01. Except for the foregoing, this Form 8-K/A No. 1 effects no other changes to the Current Report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2018, SAFC acquired certain assets of the brokerage and advisory business operated by Kestler in the SAFC Kestler Acquisition.

Pursuant to the SAFC Kestler Acquisition, certain registered representatives and investment advisor representatives transitioned from Kestler to subsidiaries of SAFC. In addition, certain client accounts and records and all goodwill related to the foregoing were acquired.

SAFC paid Kestler an initial payment of $266,000 in cash on the Closing Date, plus an additional $271,000 as a reimbursement for certain expenses. In addition, SAFC is required to make an additional payment of $266,000 on each anniversary of the Closing Date for the next three (3) years. SAFC may be required to make an additional cash payment to Kestler on the seventh day following the anniversary of the Closing Date for each of the next four (4) years based on the GDC generated during the previous 12 months by certain registered representatives and investment advisor representatives who become affiliated with SAFC or its affiliates on or within 90 days before or after the Closing Date (“T12 GDC Production”). Further, if the T12 GDC Production exceeds $10 million in any year during the four-year period following the Closing Date, SAFC shall pay as additional consideration an amount equal to 1% of GDC generated by the then current employees of the office of supervisory jurisdiction d/b/a/ Branch Development Partners.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited balance sheets of Kestler at December 31, 2017 and 2016, and the audited statements of income, statements of stockholder’s equity and statements of cash flows of Kestler for the years ended December 31, 2017 and 2016 are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

The balance sheets of Kestler at June 30, 2018 (unaudited) and December 31, 2017 (audited), the unaudited statement of stockholder’s equity of Kestler for the six months ended June 30, 2018 and the unaudited statements of income and statements of cash flows of Kestler for the six months ended June 30, 2018 and 2017 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(b) Pro forma financial information.

The unaudited pro forma combined condensed balance sheet at June 30, 2018 and the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2018 and the twelve months ended December 31, 2017, relating to the Kestler Acquisitions, are attached hereto as Exhibit 99.3 and are incorporated in their entirety herein by reference.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Yount, Hyde & Barbour, P.C.
99.1	Audited balance sheets of Kestler at December 31, 2017 and 2016, and the audited statements of income, statements of stockholder’s equity and statements of cash flows of Kestler for the years ended December 31, 2017 and 2016.
99.2	Balance sheets of Kestler at June 30, 2018 (unaudited) and December 31, 2017 (audited), the unaudited statement of stockholder’s equity of Kestler for the six months ended June 30, 2018 and the unaudited statements of income and statements of cash flows of Kestler for the six months ended June 30, 2018 and 2017.
99.3	Unaudited pro forma combined condensed balance sheet at June 30, 2018 and the unaudited pro forma combined condensed statements of operations for the six months ended June 30, 2018 and the twelve months ended December 31, 2017, relating to the Kestler Acquisitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 6, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer